Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Celldex Therapeutics, Inc.

(Exact Name of Each Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	Rule 457(r)	9,798,000	(2)	$47.00	$460,506,000	0.00014760	$67,970.69
Fees Previously Paid	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A			N/A				N/A	N/A	N/A	N/A
	Total Offering Amounts						$460,506,000		$67,970.69	(1)
	Total Fees Previously Paid								-
	Total Fee Offsets								-
	Net Fee Due								$67,970.69

(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-275300), filed on November 3, 2023.

(2)	Includes 1,278,000 shares of common stock that the underwriters have an option to purchase.